As filed with the Securities and Exchange Commission on March 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CID HoldCo, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	99-2578850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CID HoldCo, Inc. 2024 Equity Incentive Plan

(Full title of the plan)

Edmund Nabrotzky

Chief Executive Officer

5661 S Cameron St., Suite 100

Las Vegas, Nevada 89118
(303) 332-4122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gerry Williams
Penny J. Minna
DLA Piper LLP (US)
One Atlantic Center
1201 West Peachtree Street, Suite 2900
Atlanta, GA 30309
(404) 736-7891

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filed	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by CID HoldCo, Inc. (the “Company” and the “Registrant”) for the purpose of registering 2,927,332 shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), that may become issuable under the Company’s 2024 Equity Incentive Plan (the "Plan"). The additional shares of Common Stock have become reserved for issuance as a result of the operation of the evergreen provision of the Plan. Pursuant to such provision, on January 1 of each year, the number of shares authorized for issuance under the Plan may be increased by (i) a number equal to the lesser of ten percent (10%) of the issued and outstanding Common Stock as of the end of the Registrant's immediately preceding fiscal year; or (ii) such amount, if any, as the Board of Directors of the Company may determine.

These additional shares of Common Stock are securities of the same class as other securities for which a registration statement on Form S-8 (File No. 333-290047), was filed with the Securities and Exchange Commission (the "SEC") on September 4, 2025, (the "Prior Registration Statement"). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 11, 2026;

●	The Company’s Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 20, 2026, February 11, 2026 and March 6, 2026;

●	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the document referred to in (1) above; and

●	The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on June 20, 2025 (File No. 001-42711) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

II-1

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of CID HoldCo, Inc. (incorporated by reference to Exhibit 3.1 to CID HoldCo, Inc.’s Current Report on Form 8-K filed with the SEC on June 25, 2025)

4.2	Bylaws of CID HoldCo, Inc. (incorporated by reference to Exhibit 3.2 to CID HoldCo, Inc.’s Current Report on Form 8-K filed with the SEC on June 25, 2025)

4.3	CID HoldCo, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to CID HoldCo, Inc.’s Registration Statement on Form S-8 (File No. 333-290047), filed with the SEC on September 4, 2025.)

5.1*	Opinion of DLA Piper (US).

23.1*	Consent of DLA Piper (US) (contained in Exhibit 5.1).

23.2*	Consent of Carr, Riggs & Ingram, LLC

23.3*	Consent of Berkowitz Pollack Brant Advisors +CPAs

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table

*	Filed herewith.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this March 11, 2026.

CID HoldCo, Inc.

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edmund Nabrotzky, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this registration statement on Form S-8 has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Name	Title	Date

/s/ Edmund Nabrotzky	Chief Executive Officer and Director	March 11, 2026
Edmund Nabrotzky	(Principal Executive Officer)

/s/ Charles Maddox	Chief Financial Officer	March 11, 2026
Charles Maddox	(Principal Financial and Principal Accounting Officer)

/s/ Jeff Saling	Director	March 11, 2026
Jeff Saling

/s/ David Carlson	Director	March 11, 2026
David Carlson

/s/ Sheldon Paul	Director	March 11, 2026
Sheldon Paul

/s/ Phyllis Newhouse	Director	March 11, 2026
Phyllis Newhouse

/s/ Janice Bryant Howroyd	Director	March 11, 2026
Janice Bryant Howroyd

/s/ Walter Skowronski	Director	March 11, 2026
Walter Skowronski

II-3